SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 19, 2021
Date of Report (Date of earliest event reported)

UNITED SECURITY BANCSHARES
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-32987	91-2112732
(Commission File Number)	(I.R.S. Employer Identification No.)

2126 Inyo Street, Fresno, California	93721
(Address of principal executive offices)	(Zip Code)

559-248-4943
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 19, 2021 United Security Bancshares (the "Company") held its annual meeting of shareholders. A total of 13,500,013 shares were represented and voting at the meeting, constituting 79.36% of the 17,010,288 issued and outstanding shares entitled to vote at the meeting. At the annual meeting, the Company's shareholders (i) elected all 9 nominees to the Company's Board of Directors, and (ii) ratified the selection of Moss Adams LLP as the Company's independent registered public accounting firm for 2021. The following are the voting results of each matter submitted to the Company's shareholders at the annual meeting:

1.Election of the following 9 nominees to the Company's Board of Directors for a term of one year:

Nominee	For	Against	Abstain	Broker Non-Votes
Stanley J. Cavalla	9,870,484	84,491	—	3,545,038
Tom Ellithorpe	9,558,417	396,558	—	3,545,038
Benjamin Mackovak	9,869,118	85,857	—	3,545,038
Nabeel Mahmood	9,716,480	238,495	—	3,545,038
Kenneth D. Newby	9,893,113	61,862	—	3,545,038
Susan Quigley	9,884,294	70,681	—	3,545,038
Brian Tkacz	9,873,571	81,404	—	3,545,038
Dennis R. Woods	9,829,370	125,605	—	3,545,038
Michael T. Woolf	9,672,035	282,940	—	3,545,038
2. Ratification of Moss Adams LLP as the Company's independent registered public accounting firm for 2021:

For	Against	Abstain	Non-Votes
13,430,849	25,869	43,295	—

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED SECURITY BANCSHARES

Date:	May 20, 2021	By: /s/ Bhavneet Gill
Bhavneet Gill
Senior Vice President & Chief Financial Officer